AGREEMENT, dated as of October 19th, 1996, among Integrated Health Services, Inc., a Delaware corporation with an address at 10065 Red Run Boulevard , Owings Mills, MD 21117 ("IHS"), and Coram Funding, Inc., a Delaware corporation, having an address at 277 Park Avenue, New York, NY 10172 ("DLJ Bridge").

                          W I T N E S S E T H  T H A T :
                          - - - - - - - - - -  - - - - -

         WHEREAS, concurrently herewith, IHS, IHS Acquisition XIX, Inc., a wholly-owned subsidiary of IHS ("Newco"), and Coram Healthcare Corporation
("Coram") are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Newco shall be merged with and into Coram, and Coram will become a wholly owned subsidiary of IHS (the "Merger"); and

         WHEREAS, DLJ Bridge currently holds debt of Coram issued pursuant to the Securities Purchase Agreeemnt dated as of April 6, 1995 (the "Current Debt"), and DLJ Bridge also holds warrants (the "Warrants") to purchase shares of Common Stock, par value $.001 of Coram ("Coram Common Stock"); and

         WHEREAS, the parties have agreed that, subject to the terms and conditions set forth herein, the Current Debt and all interest and other amounts which now or hereafter may become due with respect to the Current Debt (all of such amounts being referred to collectively as the "DLJ Debt") and the Warrants shall be purchased by IHS if and at such time as a closing shall occur under the Merger Agreement (a "Closing"); and

         WHEREAS, the parties hereto desire to set forth said agreement in writing; and

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. During the term of this Agreement:

         (a) DLJ shall not sell, transfer, or encumber any of the DLJ Debt or any of the Warrants;

         (b) Any prepayments of the DLJ Debt prior to the Closing shall reduce the Purchase Price (as defined below) by an equal amount;

         (c) DLJ Bridge shall not exercise any of the Warrants; and

         (d) DLJ Bridge shall not accelerate the payment of any of the DLJ Debt unless it shall have given IHS at least five (5) business days prior written notice, during which period IHS shall have the right (but not the obligation) to cure any defaults under the DLJ Debt.

         2. Concurrently with the Closing, if any, IHS shall purchase all, but not part, of the DLJ Debt and the Warrants for an aggregate purchase price equal to $172,300,000, plus interest at the rate of eleven (11%) percent per annum from January 1, 1997, to the Closing (the "Purchase Price"). The Purchase Price shall be paid at Closing in cash or, subject to the conditions set forth below, IHS Note(s) (as described below) or in such combination thereof as IHS, in its sole discretion, shall designate no less than five (5) business days prior to Closing; provided that if IHS Note(s) are issued to DLJ Bridge as part of such consideration the aggregate principal amount thereof shall not be less than $50,000,000. The initial principal amount of the IHS Note(s), if any, issued to DLJ Bridge pursuant to the foregoing shall be equal to (x) the total of: the Purchase Price minus the cash portion of the Purchase Price paid by IHS, (y) divided by 0.98625. The provisions of the IHS Note(s) shall be identical to the provisions of the 10 1/4 % Senior Subordinated Notes, due 2006, of IHS (the "10 1/4 % Notes") that are currently outstanding, as in effect on the date hereof, with the following exceptions:

         (a) the term shall be ten (10) years from the date of issuance;

         (b) the interest rate per annum shall be 11%;

         (c) there shall be no call protection;

         (d) there shall be such other modifications as shall be required in order to conform the terms of the IHS Note(s) to any modifications to the provisions obtained from the holders of the 10 1/4 % Notes prior to the Closing (it being agreed that (i) DLJ Bridge shall not be entitled to any fees paid in connection with such consents, and (ii) DLJ Bridge shall have consented (which consent shall not unreasonably be withheld or delayed) to such modifications of the provisions, unless the modification is to permit the Merger or the resultant combination of the companies following the Closing or the incurrence of the IHS Note(s)); and

     (e) at any time, and from time to time, commencing thirty (30) days after the Note Registration Statement (as defined below) shall have been declared effective, IHS may, upon providing DLJ Bridge with at least fifteen (15) days prior notice, restrict DLJ Bridge (but not subsequent purchasers pursuant to bona fide third party transactions) from selling or otherwise transferring any IHS Note(s) for sixty (60) consecutive days (a "No-Sale Period"); provided, however, that (i) if IHS shall have imposed restrictions on the sale of IHS Note(s) at any time during the first forty-five (45) consecutive days following the Closing pursuant to the last sentence of this Paragraph 2(d), the thirty
(30) day or fifteen (15) day period, as the case may be, referred to in this sentence shall be extended by the number of days during which such restrictions shall have applied, and (ii) IHS may not impose a new No-Sale, Period until at least sixty (60) days shall have elapsed since the last day of the most recent No-Sale Period. The restrictions contained in this subparagraph (e) shall not apply to IHS Notes repurchased by DLJ Bridge.

     Nothing herein shall restrict IHS from imposing restrictions, on sale pursuant to the Note Registration Statement at any time when it determines in good faith that there has occurred an event that requires IHS to make changes in the Note Registration Statement or the prospectus in order to make the statements therein not misleading; provided, however, that (i) during the first forty-five (45) days following the date on which the Note Registration Statement has been declared effective (the "Initial Sale Period"), IHS may not impose any such restrictions on sale by reason of any acquisition, divestiture, or other transaction voluntarily entered into or proposed by IHS, and (ii) IHS shall as promptly as practicable amend the Note Registration Statement so that it is again usable (it being understood that if such event is an acquisition, divestiture, or similar transaction, such amendment shall not be required at any time when IHS determines in good faith that disclosure at such time would adversely affect its ability to consummate such transaction).

         3. The right of IHS to provide all or a portion of the consideration for its purchase of Current Debt and Warrants in the form of an IHS Note or Notes is subject to the satisfaction, at or prior to the Closing, of the following conditions.

         (a) the execution of an indenture (the "Indenture") with respect to the IHS Notes, qualifying under the Trust Indenture Act of 1939, as amended (the "TIA"), identical to the indenture relating to the 10 1/4% Notes, except as provided in Section 2, above;

         (b) the issuance by IHS to DLJ Bridge of the IHS Note(s), and any resales thereof by DLJ Bridge having been registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws pursuant to an effective registration statement (a "Note Registration Statement") and the Indenture having been qualified under the TIA;

         (c) the absence of any default under the IHS Note(s), and the compliance by IHS with the cross-default provisions contained in Section 6.01(g) of the $700,000,000 Revolving Credit Agreement, dated as of May 15, 1996, among IHS, the Lenders (as defined therein), and Citibank, N.A., as administrative agent (with indebtedness under such Revolving Credit Agreement being deemed for purposes of this subsection (c) to be subject to such Section 6.01(g));

         (d) the entry by IHS into customary agreements in respect of any proposed resale by DLJ Bridge of IHS Note(s), including blackout periods as to sales by IHS during the Initial Sale Period, cooperation and management participation in one road show and related investor meetings with respect to such resale, customary mutual indemnification provisions, and, to the extent required under applicable securities laws, providing current prospectuses and amending and updating the registration statement with respect to the IHS Note(s);

         (e) DLJ Bridge's receipt of customary closing certificates instruments, and legal opinions; and

         (f) the completion by DLJ Bridge of, and satisfaction by DLJ Bridge with the results of, a reasonable due diligence review of IHS, provided that this condition shall be deemed satisfied unless DLJ shall have given IHS written notice not later than November 15, 1996, of the failure of this condition.

         4. The Note Registration Statement shall be amended as appropriate so as to be available for resales to the extent required under applicable securities laws.

         5. DLJ Bridge represents and warrants to IHS that neither DLJ Bridge nor Donaldson, Lufkin & Jenrette Securities Corporation owns any securities of Coram, other than the Current Debt and Warrants.

         6. This Agreement shall automatically terminate and cease to be of any further force and effect on the earlier of (i) March 31, 1997 (or such later date on or before May 31, 1997, to which Coram's principal bank lenders shall have agreed to extend the maturity of their loans to Coram), and (ii) the date upon which the Merger Agreement is terminated.

         7. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York.

         8. Any notice, designation, request or the like hereunder shall be in writing and shall be given to any party at its respective address set forth in the opening paragraph to this Agreement or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given in person by nationally recognized overnight courier or by telefacsimile transmission subsequently confirmed by such overnight courier. Notices and requests shall, in the case of those by such overnight courier, be deemed to have been given on the next business day following delivery to such courier and properly addressed, or in the case of those given by telefacsimile transmission, shall be deemed to have been given upon confirmation of receipt.

         9. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be amended, modified or supplement except pursuant to a writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10. Nothing herein shall be construed as a modification or waiver of the Current Debt, the Warrants, or the Securities Purchase Agreement,


                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.




                                    INTEGRATED HEALTH SERVICES, INC.


                                    BY:  /s/ Eleanor Harding
                                         -----------------------------
                                    Name:     Eleanor Harding
                                    Title:    Executive Vice President- Finance



                                   CORAM FUNDING, INC.


                                    BY:  /s/ Paul Thompson III
                                         -----------------------------
                                    Name: Paul Thompson
                                    Title: President